Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2024 Results

LOUISVILLE, KY. (October 24, 2024) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 39 weeks ended September 24, 2024.

Financial Results

Financial results for the 13 and 39 weeks ended September 24, 2024 and September 26, 2023 were as follows:

	13 Weeks Ended			39 Weeks Ended
($000's, except per share amounts)	September 24, 2024	September 26, 2023	% change	September 24, 2024	September 26, 2023	% change
Total revenue	$1,272,999	$1,121,752	13.5%	$3,935,418	$3,467,311	13.5%
Income from operations	102,023	73,859	38.1%	377,967	270,216	39.9%
Net income	84,412	63,788	32.3%	317,759	232,446	36.7%
Diluted earnings per share	$1.26	$0.95	32.5%	$4.74	$3.46	37.0%

Results for the 13 weeks ended September 24, 2024, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 8.5% at company restaurants and increased 7.2% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $149,176 of which $18,914 were to-go sales as compared to average weekly sales of $138,668 of which $17,058 were to-go sales in the prior year;
●	Restaurant margin dollars increased 24.1% to $202.1 million from $162.8 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased to 16.0% from 14.6% in the prior year driven primarily by higher sales. The benefit of a higher average guest check and improved labor productivity more than offset wage and other labor inflation of 4.7% and commodity inflation of 1.3%;
●	Diluted earnings per share increased 32.5% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expenses;
●	Seven company restaurants and three franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $91.1 million, dividends of $40.7 million, and repurchases of common stock of $9.6 million.

Results for the 39 weeks ended September 24, 2024, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 8.8% at company restaurants and increased 7.7% at domestic franchise restaurants;
●	Average weekly sales at company restaurants were $155,807 of which $19,894 were to-go sales as compared to average weekly sales of $144,583 of which $18,189 were to-go sales in the prior year;
●	Restaurant margin dollars increased 26.7% to $673.1 million from $531.3 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, increased to 17.2% from 15.4% in the prior year driven primarily by higher sales. The benefit of a higher average guest check and improved labor productivity more than offset wage and other labor inflation of 4.5% and commodity inflation of 0.8%;
●	Diluted earnings per share increased 37.0% primarily driven by higher restaurant margin dollars partially offset by higher general and administrative expenses and higher depreciation and amortization expenses;
●	22 company restaurants and nine franchise restaurants were opened; and
●	Capital allocation spend included capital expenditures of $246.5 million, dividends of $122.2 million, and repurchases of common stock of $44.7 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “We are extremely pleased in such a competitive environment to report another quarter of continued traffic growth at each of our brands.  This is a credit to the hard work of our operators who create an environment where Roadies want to work and guests want to dine.”

Morgan continued, “Looking ahead to 2025, we once again have a strong development pipeline and as of today already have 10 of our new company restaurants under construction.  We remain confident that this new store growth along with our planned franchise acquisition and overall capital allocation strategy will allow us to continue to generate long-term shareholder value.”

Franchise Acquisition

The Company has tentatively agreed to acquire 13 domestic franchise restaurants with a targeted close date as of the beginning of our 2025 fiscal year.  These acquisitions are subject to the completion of customary negotiations and due diligence.

2024 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our fourth quarter of fiscal 2024 increased 8.3% compared to 2023.  In addition, the Company implemented a menu price increase of approximately 0.9% in late September.

Management updated the following expectations for 2024:

●	Commodity cost inflation of less than 1%;
●	Wage and other labor inflation of approximately 4.5%; and
●	An effective income tax rate of approximately 15%.

Management reiterated the following expectations for 2024:

●	Positive comparable restaurant sales growth including the benefit of menu pricing actions;
●	Store week growth of approximately 7.5%, including a benefit of 2% from the 53rd week; and
●	Total capital expenditures of $360 million to $370 million.

2025 Outlook

Management provided the following initial expectations for 2025:

●	Positive comparable restaurant sales growth including the benefit of 2024 menu pricing actions;
●	Store week growth of approximately 5%, including a benefit of 2% from the planned franchise acquisition;
●	Commodity cost inflation of 2% to 3%;
●	Wage and other labor inflation of 4% to 5%;
●	An effective income tax rate of 15% to 16%; and
●	Total capital expenditures of approximately $400 million.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis.  In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including general and administrative expenses.  The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results.  The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants.  The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, October 24, 2024, at 5:00 p.m. Eastern Time to discuss these results.  The call will be webcast live from the investor relations portion of the Company’s website at www.texasroadhouse.com.  Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Third Quarter 2024 Earnings.  A replay of the call will be available until October 31, 2024, by dialing (800) 770-2030 or (609) 800-9909 for international calls and using conference ID 7714420.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 770 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse, Inc.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet its business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety, and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 26, 2023.  These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 24, 2024	September 26, 2023	September 24, 2024	September 26, 2023
Revenue:
Restaurant and other sales	$1,265,279	$1,115,224	$3,913,073	$3,447,192
Franchise royalties and fees	7,720	6,528	22,345	20,119
Total revenue	1,272,999	1,121,752	3,935,418	3,467,311
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	424,566	386,184	1,305,658	1,198,099
Labor	427,470	378,814	1,293,229	1,155,970
Rent	20,162	18,177	59,543	54,001
Other operating	191,011	169,225	581,515	507,846
Pre-opening	7,282	8,663	21,579	19,711
Depreciation and amortization	44,510	39,124	128,918	112,764
Impairment and closure, net	844	(2)	1,135	131
General and administrative	55,131	47,708	165,874	148,573
Total costs and expenses	1,170,976	1,047,893	3,557,451	3,197,095
Income from operations	102,023	73,859	377,967	270,216
Interest income, net	1,916	496	5,007	2,730
Equity income from investments in unconsolidated affiliates	235	139	778	1,181
Income before taxes	104,174	74,494	383,752	274,127
Income tax expense	17,400	8,870	57,913	35,474
Net income including noncontrolling interests	86,774	65,624	325,839	238,653
Less: Net income attributable to noncontrolling interests	2,362	1,836	8,080	6,207
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$84,412	$63,788	$317,759	$232,446

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.27	$0.96	$4.76	$3.47
Diluted	$1.26	$0.95	$4.74	$3.46
Weighted average shares outstanding:
Basic	66,704	66,779	66,777	66,923
Diluted	66,943	67,014	67,023	67,179
Cash dividends declared per share	$0.61	$0.55	$1.83	$1.65

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 24, 2024	December 26, 2023
Cash and cash equivalents	$189,205	$104,246
Other current assets, net	118,196	252,228
Property and equipment, net	1,574,465	1,474,722
Operating lease right-of-use assets, net	747,799	694,014
Goodwill	169,684	169,684
Intangible assets, net	1,679	3,483
Other assets	112,787	94,999
Total assets	$2,913,815	$2,793,376

Current liabilities	627,564	745,434
Operating lease liabilities, net of current portion	802,576	743,476
Other liabilities	160,431	146,955
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,308,290	1,141,662
Noncontrolling interests	14,954	15,849
Total liabilities and equity	$2,913,815	$2,793,376

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 24, 2024	September 26, 2023
Cash flows from operating activities:
Net income including noncontrolling interests	$325,839	$238,653
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	128,918	112,764
Share-based compensation expense	33,154	25,266
Deferred income taxes	(9,592)	2,707
Other noncash adjustments, net	3,667	3,672
Change in working capital, net of acquisitions	34,103	7,677
Net cash provided by operating activities	516,089	390,739
Cash flows from investing activities:
Capital expenditures - property and equipment	(246,539)	(243,895)
Acquisitions of franchise restaurants, net of cash acquired	—	(39,153)
Proceeds from sale of investments in unconsolidated affiliates	—	632
Proceeds from sale of property and equipment	197	1,800
Proceeds from sale leaseback transactions	9,126	7,097
Net cash used in investing activities	(237,216)	(273,519)
Cash flows from financing activities:
Payments on revolving credit facility	—	(50,000)
Repurchase of shares of common stock	(44,689)	(45,193)
Dividends paid to shareholders	(122,205)	(110,429)
Other financing activities, net	(27,020)	(16,135)
Net cash used in financing activities	(193,914)	(221,757)
Net increase (decrease) in cash and cash equivalents	84,959	(104,537)
Cash and cash equivalents - beginning of period	104,246	173,861
Cash and cash equivalents - end of period	$189,205	$69,324

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 24, 2024	September 26, 2023	September 24, 2024	September 26, 2023
Income from operations	$102,023	$73,859	$377,967	$270,216

Less:
Franchise royalties and fees	7,720	6,528	22,345	20,119

Add:
Pre-opening	7,282	8,663	21,579	19,711
Depreciation and amortization	44,510	39,124	128,918	112,764
Impairment and closure, net	844	(2)	1,135	131
General and administrative	55,131	47,708	165,874	148,573

Restaurant margin	$202,070	$162,824	$673,128	$531,276

Restaurant margin (as a percentage of restaurant and other sales)	16.0%	14.6%	17.2%	15.4%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin $ per

store week and weekly sales by group)

(unaudited)

	13 Weeks Ended
	September 24, 2024	September 26, 2023	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,265,279	$1,115,224	13.5%
Store weeks	8,496	8,032	5.8%
Comparable restaurant sales (1)	8.5%	8.2%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	33.5%	34.6%	107	bps
Labor	33.8%	34.0%	18	bps
Rent	1.6%	1.6%	4	bps
Other operating	15.1%	15.2%	8	bps
Total	84.0%	85.4%

Restaurant margin %	16.0%	14.6%	137	bps
Restaurant margin $	$202,070	$162,824	24.1%
Restaurant margin $/Store week	$23,784	$20,272	17.3%

Texas Roadhouse restaurants only:
Store weeks	7,768	7,394	5.1%
Comparable restaurant sales (1)	8.7%	8.4%
Average unit volume (2)	$1,990	$1,840	8.2%
Weekly sales by group:
Comparable restaurants (560 and 542 units)	$153,870	$141,675	8.6%
Average unit volume restaurants (22 and 18 units)	$132,430	$138,439	(4.3)%
Restaurants less than 6 months old (19 and 13 units)	$142,628	$141,409	0.9%

Bubba’s 33 restaurants only:
Store weeks	624	547	14.1%
Comparable restaurant sales (1)	5.3%	4.8%
Average unit volume (2)	$1,502	$1,437	4.5%
Weekly sales by group:
Comparable restaurants (40 and 36 units)	$116,330	$112,447	3.5%
Average unit volume restaurants (5 and 4 units)	$109,485	$93,012	17.7%
Restaurants less than 6 months old (3 and 3 units)	$140,369	$129,941	8.0%

Texas Roadhouse franchise restaurants only:
Store weeks	1,437	1,258	14.2%
Comparable restaurant sales	6.7%	7.1%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	7.2%	7.8%
Average unit volume (2)	$2,090	2,009	4.0%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.

Amounts may not foot due to rounding.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			39 Weeks Ended
	September 24, 2024	September 26, 2023	Change	September 24, 2024	September 26, 2023	Change
Restaurant openings
Company - Texas Roadhouse	7	7	—	19	13	6
Company - Bubba’s 33	—	2	(2)	3	3	—
Company - Jaggers	—	—	—	—	2	(2)
Total company restaurants	7	9	(2)	22	18	4

Franchise - Texas Roadhouse - Domestic	—	—	—	—	1	(1)
Franchise - Jaggers - Domestic	—	1	(1)	1	1	—
Franchise - Texas Roadhouse - Int'l (1)	3	3	—	8	6	2
Total franchise restaurants	3	4	(1)	9	8	1

Total restaurants	10	13	(3)	31	26	5

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	—	—	—	8	(8)
Franchise - Texas Roadhouse - Domestic	—	—	—	—	(8)	8

Restaurant closures
Franchise - Texas Roadhouse - Domestic	—	—	—	—	(1)	1

Restaurants open at the end of the quarter
Company - Texas Roadhouse	601	573	28
Company - Bubba’s 33	48	43	5
Company - Jaggers	8	7	1
Total company restaurants	657	623	34

Franchise - Texas Roadhouse - Domestic	56	54	2
Franchise - Jaggers - Domestic	3	1	2
Franchise - Texas Roadhouse - Int'l (1)	56	44	12
Total franchise restaurants	115	99	16

Total restaurants	772	722	50

(1)	Includes a U.S. territory.